EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Thomas Group, Inc. on Form S-8 of our report, dated March 30, 2007, relating to the financial statements of Thomas Group, Inc., appearing in the Annual Report on Form 10-K of Thomas Group, Inc. for the year ended December 31, 2006.

//s//	Hein & Associates LLP
Hein & Associates LLP

Dallas, Texas

May 25, 2007